Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 of General Finance Corporation in connection with the registration of 4,000,000 shares of common stock as filed with the SEC, of our report dated September 13, 2008, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference of our firm under the caption “Experts” in such Registration Statement.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
June 29, 2009